UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Equity Financing Binding Term Sheet. On May 23, 2013, Mandalay Digital Group, Inc. (the “Company”) entered into an Equity Financing Binding Term Sheet, dated as of May 22, 2013, (the “Windsor Equity Agreement”), with Windsor Media, Inc., pursuant to which the Company agreed to issue an aggregate of 285,714 shares of its common stock and warrants to purchase 71,429 shares of its common stock (subject to adjustment), for an aggregate purchase price of $1,000,000. The warrants have an exercise price of $3.50 per share (subject to adjustment), a five year term, and may be exercised only following the first anniversary of the date of issuance thereof. In addition, the Windsor Equity Agreement provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Windsor Equity Agreement and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the investor will have a right to participate in future financings by the Company for a period of two years on a pro rata basis in accordance with its ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant). Jeffrey Karish, the President of Windsor Media, Inc., was elected to join the Board of Directors of the Company on the same day as the Windsor Equity Agreement was entered. See Item 5.02 of this Current Report on Form 8-K below.

The closing of the transaction contemplated by the Windsor Equity Agreement occurred on May 28, 2013.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Item 3.02	Unregistered Sales of Equity Securities

Although the shares issued under the Windsor Equity Agreement constitutes less than five percent of the Company’s outstanding shares, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for added certainty.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2013, Jeffrey Karish and Robert Deutschman were elected as directors of the Company.

Mr. Karish currently serves as President of Windsor Media, Inc., after having served as Executive Vice President and acting General Counsel of that company. Windsor Media’s principal lines of business include a private equity fund, a venture capital fund and fixed income management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo!, Inc. Before Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish has been a director of the First Pactrust Bancorp, Inc. since 2011. Mr. Karish holds a Juris Doctor from Harvard University, a Masters of Philosophy in International Economics from Cambridge University and a Bachelor of Arts in History from the University of California Berkeley. The board nominated Mr. Karish to serve as a director based on the entirety of his experience and skills, although the Board specifically noted his extensive strategic and managerial expertise, and extensive background in media and corporate development. The Board found that Mr. Karish is independent applying the applicable listing standards of The Nasdaq Stock Market.

Mr. Karish has been appointed to serve on the Compensation Committee and the Nominating Committee of the Company.

Windsor Media, Inc. is a stockholder of the Company. The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Mr. Deutschman has served as a Managing Director at Cappello Capital Corp., an investment banking firm, since 1999 and as Vice Chairman of Cappello Group, Inc. since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman holds a Bachelor of Arts degree from Haverford College, with honors, and a Juris Doctor from Columbia University School of Law, where he was a Harlan Fiske Stone scholar. Since 2004, Mr. Deutschman has served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.), a position he assumed upon Enron’s emergence from bankruptcy. Mr. Deutschman has also served on the Advisory Board of the RAND Center for Corporate Ethics and Governance since 2006 and has served as a director of MPG Office Trust, Inc. (NYSE: MPG) since 2011. The board of directors nominated Mr. Deutschman to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies. The Board found that Mr. Deutschman is independent applying the applicable listing standards of The Nasdaq Stock Market and qualifies as an audit committee financial expert.

Mr. Deutschman has been appointed to serve on the Audit Committee and the Nominating Committee of the Company.

There are no arrangements or understandings between Mr. Karish or Mr. Deutschman and any other persons pursuant to which Mr. Karish or Mr. Deutschman was selected as a director, except that Mr. Karish’s selection was coincident with the investment of Windsor Media.

In connection with serving on the Board of Directors, Mr. Karish and Mr. Deutschman were each granted 60,000 shares of the Company’s common stock under the Company’s 2011 Equity Incentive Plan, which are restricted and will fully vest one year following the date of the grant. The shares of restricted stock are also subject to a lock-up provision under the grant agreement for a period of two years following the vesting date of the stock. In addition, as it does with all directors and executive officers, the Company will enter into an indemnification agreement with Mr. Karish and Mr. Deutschman (see Item 1.01 of the Company’s Current Report on Form 8-K filed May 10, 2012 for a description of such agreement).

Item 8.01	Other Events

A copy of the press release issued on May 30, 2013 regarding Mr. Karish’s and Mr. Deutschman’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release issued May 30, 2013 regarding Mr. Karish’s and Mr. Deutschman’s election to the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: May 30, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer